(English Translation)

Exhibit 10.17

SERVICE AGREEMENT

Party A: Beijing Jinzhengdong Human Resources Consultant Co., Ltd.
Address: Room 608, TAIHONG Tower, No.44, Chong Wen Men Wai Ave., Beijing
Post code: 100062
Tel: 67112110
Fax: 67139166
Contact: Jiang Zihui
E-mail: amy@gohr.cn

Party B: Beijing PKU Chinafront Technology Co., Ltd.
Address: Room 717, Building B, E-wing Center, No.113, Zhichun Road, Haidian District, Beijing
Post code: 100061
Tel: 010-82671299
Fax: 010-62637657
Contact: Zhao Jingna, Shang Xiaoyan
E-mail: zjn@techfront.com.cn; shangxy@techfront.com.cn

The following Agreement is concluded by and between Party A and Party B on the basis of equal and amicable negotiations, wherein Party B entrusts Party A to provide the labor personnel management agency service:

1.	Agency services of labor personnel management provided by Party A

1.1 In accordance with provisions of the state and local government, transact the payments of social insurance premiums (including but not limited to endowment insurance, unemployment insurance, health insurance, work-related industry injury and birth insurance of female employees) and other services concerned for employees of Party B.

2.	Party B shall assume the following duties and expenses

2.1	Duties assumed by Party B

2.1.1 Party B shall provide the Confirmation Slip of Staff Increase or Decrease that Party A needs to carry out services and the basic materials for the increase or transfer of the social insurance of staff to Party A before 15th of each month to facilitate the fulfillment of the agency service; or, any economic losses incurred therefrom shall be born by Party B.

2.1.2 The standard of various social insurance premiums that Party B pays for its staff shall follow relevant provisions of the state and local government.

2.2 Expenses born by Party B

2.2.1 Service fee for personnel agency:

The service fee for personal agency is RMB70/ person· month (Beijing);

2.2.2 Party B, besides paying various social insurance premiums that it should pay before the conclusion of the Agreement, shall also pay the agent service fee of equal amount to Party A, and bear all relevant expenses and late fees arising from it as required by the state and local government.

2.2.3 The service fee of personnel agency only refers to the fees that Party A pays for the agent service provided by Party B, does not include other expenses that needs to pay for the difference of local policies, such as the filing fee and fees for social insurance card. All these expenses shall be born by Party B in accordance with local provisions on social insurance.

2.2.4 Party B shall pay the expenses hereinbefore to Party A before 7th of each month. In the event that Party B fails to pay the service fee and various agent fees to Party A within three days of the agreed time, Party B shall pay late fees to Party A at a rate of 2‰/ day of the total amount of various expenses.

3. Other Agreements

3.1 In the event that changes of the state laws, regulations and policies make the Contract cannot be implemented, both Parties may change corresponding articles through negotiations.

3.2 All responsibilities incurred for Party B failing to pay expenses in due time, providing corresponding materials for the agent services or for Party A failing to provide agent services to employees in time after receiving the payment shall be assumed by the liability party.

3.3 This Agreement will come into force as of November 1, 2006. In the course of the execution of the Agreement, any party intending to terminate the Agreement shall notify the other Party in writing 30 days in advance. In the event that after the expiration of the Agreement, neither Party A nor Party B put forward any objection to the Agreement, it will deem that the Agreement is extended automatically.

3.4 The list of social insurance agents shall be confirmed by the stamps of both Parties, and constitutes an attachment of the Agreement, as well as is of equal legal force.

3.5 The Agreement is made in duplicate and will come into force after being stamped and signed by both Parties. Party A and Party B will hold one of them, which are of equal legal force.

3.6 Any difference of opinions arising from the implementation of the Agreement shall be settled by both Parties through amicable negotations.

Party A (Stamp) Beijing Jinzhengdong Human Resources Consultant Co., Ltd.

Party B (Stamp) Beijing PKU Chinafront Technology Co., Ltd.

Representative:                                           60;      Representative:

Signing Date:                                                   Signing Date: